UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2023, the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”) appointed Timothy Keutzer as the Company’s Chief Operating Officer, effective as of February 1, 2023 (the “Effective Date”).

Mr. Keutzer, age 55, has served as the Company’s Chief Development Officer since June 2019 and previously served as the Company’s Senior Vice President, Development from September 2015 to June 2019. He has over 20 years’ experience in the pharmaceutical industry, spanning multiple functional and therapeutic areas. Prior to joining the Company, Mr. Keutzer served in various roles at Cubist Pharmaceuticals, Inc. (“Cubist”), including as Vice President of Program and Portfolio Management from May 2014 to July 2015. At Cubist, Mr. Keutzer was the program leader for ceftolozane/tazobactam, which progressed rapidly from Phase 1 to Phase 3, and was approved by the U.S. Food and Drug Administration in December 2014. Prior to that role, Mr. Keutzer also led several of Cubist’s in-licensed development programs and led the commercial supply chain for Cubicin. His experience before Cubist spans multiple drug classes and includes preclinical PK/PD and clinical operations at Genetics Institute, as well as global strategic marketing and program management at Wyeth Pharmaceuticals Inc. Mr. Keutzer began his career in contract toxicology labs. Mr. Keutzer earned his bachelor’s degree from the University of Kentucky.

The selection of Mr. Keutzer to perform the functions of Chief Operating Officer was not pursuant to any arrangement or understanding between Mr. Keutzer and any other person. There are no family relationships between Mr. Keutzer and any director or executive officer of the Company, and there are no transactions between Mr. Keutzer and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Keutzer’s appointment as Chief Operating Officer, the Company and Mr. Keutzer entered into a second amendment, effective as of the Effective Date (the “Second Amendment”), to the executive employment agreement, by and between the Company and Mr. Keutzer, dated as of January 1, 2022 (the “Original Agreement’), and as amended on November 10, 2022 (the “First Amendment”, and together with the Original Agreement and the Second Amendment, the “Amended Agreement”), setting forth his new title and base salary. Pursuant to the Second Amendment, Mr. Keutzer is entitled to receive an annual base salary of $459,000. Mr. Keutzer’s annual cash bonus will be maintained at up to 40% of his then-current base salary (the “Annual Performance Bonus”). The Annual Performance Bonus, if any, will be determined by the Company’s Board and will be based upon the achievement of corporate and individual performance objectives. On the Effective Date, Mr. Keutzer will also be granted restricted stock units (“RSUs”) under the Company’s 2017 Stock Incentive Plan, as amended (the “2017 Plan”), having an aggregate fair market value equal to $500,000, determined by dividing $500,000 by the closing price of the Company’s common stock on The Nasdaq Global Select Market on the Effective Date. The RSUs will vest in four equal annual instalments beginning on the first anniversary of the Effective Date, subject to Mr. Keutzer’s continued employment with the Company on such vesting dates. The RSUs are subject to the terms and conditions of the 2017 Plan and the terms and conditions of a RSU agreement covering the grant.

The Amended Agreement also provides for the following severance payments upon termination by the Company without Cause (as defined in the Original Agreement) or by Mr. Keutzer for Good Reason (as defined in the Original Agreement): (i) payment of his then-current base salary for a period of nine months following termination; (ii) a pro-rated target bonus for the period during which Mr. Keutzer was employed in the year of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Mr. Keutzer becomes eligible for medical benefits with another employer. Further, the Amended Agreement provides that upon termination by the Company without Cause or by Mr. Keutzer for Good Reason within 90 days prior to the earlier to occur of a Change of Control (as defined in the Amended Agreement) or the execution of a definitive agreement the consummation of which would result in a Change of Control or one year following a Change of Control (a “Change of Control Termination”), Mr. Keutzer will be entitled to receive: (i) a lump sum payment equal to 12 months of his then-current base salary plus his then-current target performance bonus; (ii) acceleration of all unvested equity awards as of the date of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Mr. Keutzer becomes eligible for medical benefits with another employer. Payment in each case is subject to Mr. Keutzer’s execution of a release satisfactory to the Company following such termination. In addition, if Mr. Keutzer’s employment terminates as a result of disability or death, he shall be entitled to receive a pro-rated target bonus for the period during which he was employed in the year of termination.

The foregoing is only a summary of the Amended Agreement and is qualified in its entirety by reference to the (i) Original Agreement, which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, (ii) First Amendment, which is filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022, and (iii) Second Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Mr. Keutzer also previously entered into an indemnification agreement in the form the Company has entered into with its other executive officers, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 6, 2017 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023	SPERO THERAPEUTICS, INC.

	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer